CONSENT OF COUNSEL

FIRST FOCUS FUNDS, INC.

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the eight series portfolios of First Focus Funds, Inc. (the “Fund”), which is included in Post-Effective Amendment No. 33 to the Registration Statement under the Securities Act of 1933, as amended (No. 033-85982), and Amendment No. 34 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-8846), on Form N-1A of the Fund.

/s/ HUSCH BLACKWELL SANDERS LLP

Omaha, Nebraska
July 29, 2009